EXHIBIT 10.3

NOTE AMENDMENT No. 1

This NOTE AMENDMENT No. 1 (this “Amendment”) is entered into as of the Effective Date (as defined below) by and among Global Telecom & Technology, Inc. (the “Company”) and the holders (the “Holders”) of the Company’s 10% subordinated notes due on December 31, 2013 that were issued on December 31, 2010 (the “Notes”).

RECITALS

A.           On December 31, 2010 the Company issued $1,060,000.00 in aggregate principal amount of the Notes to the Holders.

B.           The Notes state that the amount of Notes is limited to $1,060,000.00 in aggregate principal amount.

C.           The Company would like to engage in a financing transaction that would involve the issue up to $500,000.00 in aggregate principal amount of additional promissory notes that would have identical terms to the Notes (other than the issue date) (the “New Notes”), and, accordingly, the Company would like to treat such New Notes as Notes for all purposes under the Notes.

D.           In recognition of the benefits that will accrue to the Company as a result of the additional financing, and in recognition of the benefits that will accrue to the Holders in their capacity as holders of Notes, the Company and the Holders agree as follows:

AGREEMENT

1.   Amendment.  Effective as of the Effective Date, the Notes are hereby amended by deleting the sentence immediately preceding Section 1 of the Notes in its entirety and inserting the following in lieu thereof:

“This Note is one of a series of notes issued by the Company for up to an aggregate principal amount of $1,560,000.00 pursuant to substantially the same terms and conditions (collectively, the “2013 Notes”).

In connection with such amendment, it is the intent of the Company and the Holders that the New Notes will be equivalent to the Notes in all respects, except that the date of issue of the Notes will be earlier than the New Notes and, as a result, the Notes will be entitled to payment of interest from the date of original issue of the Notes while the New Notes will not be entitled to any payment of interest with respect to the period prior to the date of issue of the New Notes.

2.   Effective Date.  In order to become effective, this Amendment must be approved by the Holders who hold a majority in principal amount of the Notes, which approval will be evidenced by the execution and delivery of a copy of this Amendment to the Company.  If this Amendment is approved by such Holders, the Company will give all of the Holders notice that this Amendment has become effective.

3.   No Waiver.  Except as expressly stated in this Amendment, nothing in this Amendment shall be deemed to constitute a waiver of compliance with, or other modification of, any term or condition contained in the Notes.

4.   Counterparts.  This Amendment may be executed by the Company and the Holders in any number of separate counterparts, each of which when so executed, shall be deemed an original and all said counterparts when taken together shall be deemed to constitute but one and the same instrument.

5.   Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the Company and the Holders and their successors and permitted assigns.

6.   GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE.

7.   Attachment to Note.  Each Holder agrees to attach a copy of this Amendment to his Note, and upon demand of the Company to deliver the original Note for replacement and exchange for a new note reflecting the amendments set forth in this Amendment and any prior amendments of such Note.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first written above.

The Company
GLOBAL TELECOM & TECHNOLOGY, INC.

By:	/s/ Eric A. Swank
Name:	Eric A. Swank
Title:	Chief Financial Officer

The Holders:
(in counterpart)

Name (please print): Theodore B. Smith III

/s/ Theodore B. Smith III
Signature

Name (please print): Howard E. Janzen

/s/ Howard E. Janzen
Signature

Name (please print): Universal Telecommunications, Inc.

/s/ H. Brian Thompson
Signature